Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 16, 2010, relating to the consolidated financial statements and the internal controls over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

November 22, 2010